Exhibit 99.1
Designer Brands Inc. Reports First Quarter 2023 Financial Results
Owned Brand penetration grew to 26.7% in the quarter, highlighting progress on strategic plans

COLUMBUS, Ohio, June 8, 2023 - Designer Brands Inc. (NYSE: DBI) (the "Company" and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, announced financial results for the three months ended April 29, 2023.

Doug Howe, Chief Executive Officer, stated, "I am pleased with the quarter we delivered on top of outsized market-leading growth in the first quarter of last year, albeit slightly below our initial expectations. We have made significant operational progress on our goal of doubling sales of our Owned Brands by 2026 over 2021 with our recent acquisitions of Keds, Le Tigre, and Topo Athletic helping to further expand and diversify our brand portfolio. We continue to lean further than ever before into our Owned Brands, harnessing key and exciting moments to showcase our brands with engaging events and customer experiences.

"As the consumer remains cautious, we are approaching the remainder of the year and the trajectory of the recovery in our business with heightened consideration. We are confident in our ability to continue to optimize those factors over which we have control, providing compelling products from our Owned Brands and an ideal national brand assortment to our customers seeking a wide range of styles."

First Quarter Operating Results (Unless otherwise stated, all comparisons are to the first quarter of 2022)
•Net sales decreased 10.7% to $742.1 million.
•Comparable sales decreased by 10.4%.
•Gross profit decreased to $237.7 million versus $275.7 million last year, and gross margin was 32.0% compared to 33.2% for the same period last year.

•Reported net income attributable to Designer Brands Inc. was $11.4 million, or diluted earnings per share ("EPS") of $0.17, including net charges of $0.04 per diluted share from adjusted items, primarily related to CEO transition, restructuring, integration, and acquisition costs, partially offset by the valuation allowance change on deferred tax assets.
•Adjusted net income was $14.3 million, or adjusted diluted EPS of $0.21.

Liquidity
•Cash and cash equivalents totaled $50.6 million at the end of the first quarter of 2023, compared to $54.8 million at the end of the same period last year, with $200.3 million available for borrowings under our senior secured asset-based revolving credit facility ("ABL Revolver"). Debt totaled $390.3 million at the end of the first quarter of 2023 compared to $306.9 million at the end of the same period last year.
•The Company ended the first quarter with inventories of $637.4 million compared to $672.5 million at the end of the same period last year.

Store Openings and Closings
During the first quarter of 2023, we closed two stores in the U.S. and opened one new store in Canada, resulting in a total of 499 U.S. stores and 139 Canadian stores as of April 29, 2023.

Updated 2023 Financial Outlook
The Company is updating the following guidance for the full year 2023:

Metric	Previous Guidance	Current Guidance
Net Sales:
Designer Brands net sales growth, excluding Keds	Down mid-single digits	Down mid- to high-single digits
Incremental net sales from Keds acquisition	$75.0 million to $85.0 million	$75.0 million to $85.0 million
Diluted EPS:
Designer Brands, excluding Keds	$1.65 - $1.75	$1.20 - $1.50
Contribution from Keds acquisition	~$0.00	~$0.00

The above guidance excludes the impact of the anticipated modified "Dutch Auction" tender offer to repurchase up to $100.0 million of our Class A common shares that we announced today, which we intend to fund through a new proposed $135.0 million term loan agreement.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial in, 1-412-317-6061, and reference conference ID number 0936665 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://app.webinar.net/qdg7QPdQaz8
For those unable to listen to the live webcast, an archived version will be available at the same location until June 22, 2023. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 9230529

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of inspiring self-expression. With a diversified, world-class portfolio of coveted brands, including Keds, Lucky Brand, Crown Vintage, Vince Camuto, Topo Athletic, Jessica Simpson, Le Tigre and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and nearly 640 DSW Designer Shoe Warehouse and The Shoe Company stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across Women's, Men's, and Kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships while also leveraging design and sourcing expertise to build private label product for national retailers. Designer Brands is committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting a global community and the health of the planet by donating more than seven million pairs of shoes to the global non-profit Soles4Souls. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic conditions, including inflationary pressures and rising interest rates, and the related impacts to consumer discretionary spending, as well as supply chain disruptions and pressures; risks and uncertainties related to the ongoing coronavirus ("COVID-19") pandemic, any future COVID-19 resurgence, and any other adverse public health developments; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of reliance on third-party providers, or otherwise; our ability to manage our Chief Executive Officer ("CEO") transition, retain our existing management team, and continue to attract qualified new personnel; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems; risks related to the implementation of an enterprise resource planning system software solution and other IT systems; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; our ability to protect our reputation and to maintain the brands we license; our competitiveness with respect to style, price, brand availability, and customer service; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, compliance and other risks, and fluctuations in foreign currency exchange rates; our ability to comply with privacy laws and regulations, as well as other legal obligations; domestic and global political and social conditions, global pandemics, and the potential impact of geopolitical turmoil or conflict; risks associated with climate change and other corporate responsibility issues and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's latest Annual Report on Form 10-K or other reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	April 29, 2023		April 30, 2022		Change
	Amount	% of Total Segment Net Sales	Amount	% of Total Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$612,886	80.7%	$702,745	82.0%	$(89,859)	(12.8)%
Canada Retail	53,955	7.1%	56,315	6.6%	(2,360)	(4.2)%
Brand Portfolio	92,983	12.2%	97,456	11.4%	(4,473)	(4.6)%
Total segment net sales	759,824	100.0%	856,516	100.0%	(96,692)	(11.3)%
Elimination of intersegment net sales	(17,742)		(25,973)		8,231	(31.7)%
Consolidated net sales	$742,082		$830,543		$(88,461)	(10.7)%

Net Sales by Brand Category
(in thousands)	U.S. Retail	Canada Retail	Brand Portfolio	Eliminations	Consolidated
Three months ended April 29, 2023
Owned Brands:(1)
Direct-to-consumer	$123,209	$—	$10,624	$—	$133,833
External customer wholesale and commission income	—	—	64,617	—	64,617
Intersegment wholesale and commission income	—	—	17,742	(17,742)	—
Total Owned Brands	123,209	—	92,983	(17,742)	198,450
National brands	489,677	—	—	—	489,677
Canada Retail(2)	—	53,955	—	—	53,955
Total net sales	$612,886	$53,955	$92,983	$(17,742)	$742,082
Three months ended April 30, 2022
Owned Brands:(1)
Direct-to-consumer	$139,155	$—	$6,527	$—	$145,682
External customer wholesale and commission income	—	—	64,956	—	64,956
Intersegment wholesale and commission income	—	—	25,973	(25,973)	—
Total Owned Brands	139,155	—	97,456	(25,973)	210,638
National brands	563,590	—	—	—	563,590
Canada Retail(2)	—	56,315	—	—	56,315
Total net sales	$702,745	$56,315	$97,456	$(25,973)	$830,543
(1)    "Owned Brands" refers to those brands we have rights to sell through ownership or license arrangements. Beginning in the first quarter of 2023, sales of the Keds brand are included in Owned Brands as a result of our acquisition of the Keds business. Sales of the Keds brand in periods prior to the first quarter of 2023 are not restated as this brand was considered a national brand during those periods.
(2)    We currently do not report the Canada Retail segment net sales by brand categories.

Comparable Sales
	Three months ended
	April 29, 2023	April 30, 2022
Change in comparable sales:
U.S. Retail segment	(11.6)%	13.6%
Canada Retail segment	2.9%	41.4%
Brand Portfolio segment - direct-to-consumer channel	8.3%	19.7%
Total	(10.4)%	15.3%

Store Count
(square footage in thousands)	April 29, 2023		April 30, 2022
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	499	10,015	510	10,322
Canada Retail segment:
The Shoe Company stores	114	601	115	607
DSW stores	25	496	25	496
	139	1,097	140	1,103
Total number of stores	638	11,112	650	11,425

Gross Profit
	Three months ended
(dollars in thousands)	April 29, 2023		April 30, 2022		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$196,814	32.1%	$233,067	33.2%	$(36,253)	(15.6)%	(110)
Canada Retail	17,174	31.8%	18,873	33.5%	(1,699)	(9.0)%	(170)
Brand Portfolio	22,085	23.8%	23,842	24.5%	(1,757)	(7.4)%	(70)
Total segment gross profit	236,073	31.1%	275,782	32.2%	(39,709)	(14.4)%	(110)
Net recognition (elimination) of intersegment gross profit	1,666		(37)		1,703
Consolidated gross profit	$237,739	32.0%	$275,745	33.2%	$(38,006)	(13.8)%	(120)

Intersegment Eliminations
	Three months ended
(in thousands)	April 29, 2023	April 30, 2022
Recognition (elimination) of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(17,742)	$(25,973)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	13,211	18,169
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	6,197	7,767
	$1,666	$(37)

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended
	April 29, 2023	April 30, 2022
Net sales	$742,082	$830,543
Cost of sales	(504,343)	(554,798)
Gross profit	237,739	275,745
Operating expenses	(220,119)	(223,426)
Income from equity investments	2,331	1,945
Impairment charges	(341)	(1,072)
Operating profit	19,610	53,192
Interest expense, net	(6,597)	(2,952)
Loss on extinguishment of debt and write-off of debt issuance costs	—	(12,862)
Non-operating income (expenses), net	(334)	6
Income before income taxes	12,679	37,384
Income tax provision	(1,306)	(11,202)
Net income	11,373	26,182
Net loss attributable to redeemable noncontrolling interest	42	—
Net income attributable to Designer Brands Inc.	$11,415	$26,182
Diluted earnings per share attributable to Designer Brands Inc.	$0.17	$0.34
Weighted average diluted shares	67,042	76,924

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	April 29, 2023	January 28, 2023	April 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$50,569	$58,766	$54,802
Receivables, net	100,237	77,763	222,297
Inventories	637,396	605,652	672,490
Prepaid expenses and other current assets	43,598	47,750	49,836
Total current assets	831,800	789,931	999,425
Property and equipment, net	227,692	235,430	250,123
Operating lease assets	701,670	700,373	635,334
Goodwill	134,770	97,115	93,655
Intangible assets, net	75,450	31,866	20,355
Deferred tax assets	50,111	48,285	—
Equity investments	66,151	63,820	55,118
Other assets	46,851	42,798	33,734
Total assets	$2,134,495	$2,009,618	$2,087,744
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$288,526	$255,364	$369,147
Accrued expenses	170,759	190,676	208,282
Current operating lease liabilities	183,074	190,086	179,870
Total current liabilities	642,359	636,126	757,299
Long-term debt	390,302	281,035	306,861
Non-current operating lease liabilities	635,245	631,412	579,839
Other non-current liabilities	23,342	24,989	26,952
Total liabilities	1,691,248	1,573,562	1,670,951
Redeemable noncontrolling interest	3,093	3,155	—
Total shareholders' equity	440,154	432,901	416,793
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$2,134,495	$2,009,618	$2,087,744

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended
	April 29, 2023	April 30, 2022
Operating expenses	$(220,119)	$(223,426)
Non-GAAP adjustments:
CEO transition costs	2,210	—
Restructuring and integration costs	2,120	614
Acquisition-related costs	1,507	—
Total non-GAAP adjustments	5,837	614
Adjusted operating expenses	$(214,282)	$(222,812)
Operating profit	$19,610	$53,192
Non-GAAP adjustments:
CEO transition costs	2,210	—
Restructuring and integration costs	2,120	614
Acquisition-related costs	1,507	—
Impairment charges	341	1,072
Total non-GAAP adjustments	6,178	1,686
Adjusted operating profit	$25,788	$54,878
Net income attributable to Designer Brands Inc.	$11,415	$26,182
Non-GAAP adjustments:
CEO transition costs	2,210	—
Restructuring and integration costs	2,120	614
Acquisition-related costs	1,507	—
Impairment charges	341	1,072
Loss on extinguishment of debt and write-off of debt issuance costs	—	12,862
Foreign currency transaction losses (gains)	334	(6)
Total non-GAAP adjustments before tax effect	6,512	14,542
Tax effect of non-GAAP adjustments	(1,508)	(3,639)
Valuation allowance change on deferred tax assets	(2,117)	(360)
Total non-GAAP adjustments, after tax	2,887	10,543
Net loss attributable to redeemable noncontrolling interest	(42)	—
Adjusted net income	$14,260	$36,725
Diluted earnings per share	$0.17	$0.34
Adjusted diluted earnings per share	$0.21	$0.48

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit, adjusted net income, and adjusted diluted earnings per share as shown in the table above. These measures adjust for the effects of: (1) CEO transition costs; (2) restructuring and integration costs, including severance charges other than those included in CEO transition costs; (3) acquisition-related costs; (4) impairment charges; (5) loss on extinguishment of debt and write-off of debt issuance costs; (6) foreign currency transaction losses and gains; (7) the net tax impact of such items; (8) the change in the valuation allowance on deferred tax assets; and (9) net loss attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include the e-commerce sales of the U.S. Retail and Canada Retail segments. Comparable sales for the Canada Retail segment exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year.

Comparable sales for the Brand Portfolio segment include the direct-to-consumer e-commerce site www.vincecamuto.com. The e-commerce sales for Topo and the Keds business will be added to the comparable base beginning with the first quarter of 2024. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com